Exhibit (a)(1)(xxiv)

February 28, 2005
                           OFFER DEADLINE EXTENDED AND
                           ---------------------------
                        MATERIAL CHANGE CONDITION WAIVED
                        --------------------------------

Dear Elmer's Shareholder:

Your shares in Elmer's Restaurants, Inc., (Nasdaq symbol:ELMS) are the subject of a tender offer pursuant to the Schedule TO-T/13E-3 filed with the Securities and Exchange Commission ("SEC") on December 20, 2004, as amended January 18, 2005 and February 8, 2005 (the "Offer"). ERI Acquisition Corp. ("Purchaser") has made a cash tender offer to purchase your shares of common stock for $7.50 per share. Purchaser has extended the tender offer until March 10, 2005.

In addition, on February 28, 2005, Purchaser announced that it had waived the material adverse change condition to the Offer with respect to the February 15, 2005 announcement by the Oregon State Lottery Director. Please see Amendment No. 9 to the Offer filed with the SEC February 17, 2005 and Amendment No. 10 to the Offer filed with the SEC February 28, 2005 for more information regarding the material adverse change and its waiver. Purchaser is proceeding with the Offer. All other terms of the Offer remain unchanged. IF YOU HAVE ALREADY TENDERED YOUR SHARES, YOU DO NOT NEED TO TAKE ANY FURTHER ACTION TO PARTICIPATE IN THE OFFER.


Elmer's shareholders and other interested parties are urged to read the terms of the Offer and other relevant documents filed with the SEC, because they contain important information and the complete terms and conditions of the Offer. The documents, including the amendments, are available from the Information Agent for the tender offer, Robert Roach, at OTR, Inc. (503) 225-0375 and also available online on the SEC's EDGAR system at www.sec.gov and at www.elmers-restaurants.com (click on Financial Information and look for Acquiring Group Documents).

IF YOU WISH TO TENDER YOUR SHARES, YOU MUST TELEPHONE YOUR BROKER AND INSTRUCT THEM TO IMMEDIATELY TENDER YOUR SHARES BEFORE THE "REPLY BY" DATE.

The "Reply By" date and contact information for your broker is located on the cover page that accompanied this mailing. The "Reply By" date varies depending on your broker, but the "Reply By" date typically is several days prior to the date action must be taken. In this case, since the scheduled expiration date of the tender offer has been extended to March 10, 2005, the "Reply By" date will likely be several days prior to March 10, 2005.

If you have any questions regarding the tender offer or how to tender your shares, please feel free to contact the Information Agent for the tender offer, Robert Roach, at OTR, Inc. (503) 225-0375.

Sincerely,

/s/ BRUCE N. DAVIS
Bruce N. Davis
President, ERI Acquisition Corp.

Additional tender offer materials (such as this letter) published, sent or given to security holders after commencement of a tender offer must include the information described in SEC Rule 14d-6(b). The information that must be disclosed pursuant to SEC Rule 14d-6(b) is set forth on the reverse side of this letter.

               INFORMATION REQUIRED PURSUANT TO SEC RULE 14D-6(B)

IDENTITY OF THE SUBJECT COMPANY:         Elmer's Restaurants, Inc., an Oregon
                                         corporation (the "Company").

IDENTITY OF THE BIDDER:                  ERI Acquisition Corp., an Oregon
                                         corporation ("Purchaser") led by Bruce
                                         N. Davis, Chairman of the Board,
                                         President and Chief Executive Officer
                                         of the Company, William W. Service, a
                                         director and the former Chief Executive
                                         Officer of the Company, Thomas C.
                                         Connor, Corydon H. Jensen, Jr., Dennis
                                         M. Waldron, Richard C. Williams, and
                                         Donald W. Woolley, each of whom is a
                                         member of the Company's board of
                                         directors, Linda Ellis-Bolton, Karen K.
                                         Brooks, Richard P. Buckley, David D.
                                         Connor, Stephanie M. Connor, Debra A.
                                         Woolley-Lee, Douglas A. Lee, David C.
                                         Mann, Sheila J. Schwartz, Gerald A.
                                         Scott, a Vice President of the Company,
                                         Gary N. Weeks, Gregory W. Wendt, Dolly
                                         W. Woolley, and Donna P. Woolley (each
                                         a "Continuing Shareholder" and
                                         collectively, the "Continuing
                                         Shareholders").

AMOUNT AND CLASS OF SECURITIES BEING     Purchaser has offered to purchase all
SOUGHT:                                  of the outstanding shares of the
                                         Company's no par value common stock
                                         ("Shares") not already owned by the
                                         Continuing Shareholders. As of February
                                         3, 2005, 1,842,945 Shares were
                                         outstanding, of which the Continuing
                                         Shareholders collectively owned
                                         1,086,344 Shares. In addition, as of
                                         February 3, 2005, options held by
                                         individuals other than the Continuing
                                         Shareholders to acquire up to 128,098
                                         Shares were outstanding and had an
                                         exercise price less than the Offer
                                         Price. Shares issued upon exercise of
                                         such options will also be subject to
                                         the tender offer.

TYPE AND AMOUNT OF CONSIDERATION BEING   Purchaser is offering to pay $7.50 per
OFFERED:                                 Share in cash, without interest and
                                         less any required withholding taxes.

SCHEDULED EXPIRATION DATE:               You may tender your Shares until 5:00
                                         p.m., Eastern Standard Time, on March
                                         10, 2005, which is the scheduled
                                         expiration date of the offering period,
                                         unless Purchaser decides to extend the
                                         offering period. PLEASE NOTE THAT IF
                                         YOU WISH TO TENDER YOUR SHARES, YOUR
                                         BROKER MAY REQUIRE YOU TO TAKE ACTION
                                         BEFORE THE SCHEDULED EXPIRATION DATE IN
                                         ORDER TO PROCESS YOUR REQUEST. (SEE THE
                                         "REPLY BY" DATE SHOWN IN THE COVER
                                         LETTER FROM YOUR BROKER THAT
                                         ACCOMPANIED THIS MAILING).

EXTENSION OF TENDER OFFER:               Purchaser may elect to extend the
                                         tender offer if all of the conditions
                                         have not been satisfied or waived by
                                         the scheduled expiration date.
                                         Purchaser can extend the tender offer
                                         by issuing a press release no later
                                         than 9:00 a.m., Eastern Standard Time,
                                         on the business day following the
                                         scheduled expiration date of the tender
                                         offer, stating the extended expiration
                                         date and the approximate number of
                                         Shares tendered to date.